Exhibit 10.6

TERMINATION OF CONSULTING AGREEMENT

(Odyssey Enterprises, LLC vs. International Western Petroleum)

THIS TERMINATION AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of July 2017, by and between Odyssey Enterprises, LLC (hereinafter referred to as “Consultant”) who had executed the consulting agreement with International Western Petroleum, Inc., a Nevada corporation (the “Company”) on July 21, 2016.

W I T N E S S E T H:

WHEREAS, the Consultant owns 2,300,000 shares of common stock (the “Common Stock”) of the Company; and

WHEREAS, the Consultant and the Company desire to terminate their agreement to remove its non-dilutable clause in Section 5 (the Compensation section), and the Consultant remains its ownership of 2,300,000 shares of Common Stock (the “Shares”);

WHEREFORE, the parties hereto hereby agree as follows:

1.           Consulting Services. The Consultant has fulfilled its consulting service obligation with the Company and will consider assisting the Company in its corporate development effort in the future without any obligation. The parties hereto agree that the consulting agreement under which the services had been provided is hereby terminated.

2.           Release. The Consultant hereby releases the Company from any and all claims, whether known or unknown, that the Consultant has or may have against the Company (except for all Terms and Conditions outlined in the separate Marshall Walden Joint Venture Agreement executed between the Company and Consultant) as of the date hereof. Additionally, for clarity, the anti-dilution (non-dilutable clause in Section 5 of the consulting agreement) and additional share provisions of any agreements between the Company and the Consultant are hereby terminated.

3.           Consideration. As consideration for the release herein set forth, the Company will issue to the Consultant or its designees 200,000 shares of common stock, which shares shall be restricted stock and bear an appropriate legend to that effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INTERNATIONAL WESTERN PETROLEUM, INC.

By:
Name:	Benjamin Tran, Chairman

ODYSSEY ENTERPRISES, LLC

By:
Printed Name: JOSEPH ROGERS, President
Address: 235 Apollo Beach, #248
Apollo Beach, FL 33572